Exhibit 10.3
FORM OF
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of [ ● ], 2026, by and among Quantinuum Inc., (the “Company”), Cambridge Quantum Holdings Limited, Colorado Holdco, Honeywell Holdings International Inc., Honeywell International Inc., JPMC Strategic Investments I Corporation, Mitsui & Co., Ltd., NVentures LLC, and Quanta Computer Inc., each of which may be referred to in this Agreement as a “Party” and together as the “Parties.”
RECITALS:
WHEREAS, the Company is effecting an underwritten initial public offering (“IPO”) of shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock” or the “Class A Shares” and, holders of Class A Common Stock or Class A Shares, the “Shareholders”);
WHEREAS, in connection with the IPO, the Company contemplates engaging in certain reorganization transactions, as more fully set forth in that certain Master Reorganization Agreement dated as of [ ● ], 2026 by and among Quantinuum Inc., Quantinuum Holdings, LLC, a Delaware limited liability company, Quantinuum, an exempted company incorporated with limited liability under the laws of the Cayman Islands), Quantinuum Merger Sub Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly owned subsidiary of Quantinuum Holdings, LLC and Colorado Holdco, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Reorganization”), pursuant to which the Holders have received, in exchange for their respective interests in the entities participating in the Reorganization, shares of Class A Common Stock and/or Equity-Linked Securities (as defined below);
WHEREAS, prior to the Reorganization, pursuant to Article VII of that certain Fifth Amended and Restated Shareholders’ Agreement, dated as of February 6, 2026, as amended, by and among Quantinuum and the other parties to such agreement (the “Prior Agreement”), Holders of Registrable Securities are entitled to certain registration rights with respect to Registrable Securities;
WHEREAS, in connection with the IPO and the Reorganization and as contemplated by the Prior Agreement, the Company has agreed to grant to the Holders certain rights with respect to the registration with the SEC of the Registrable Securities on the terms and conditions set forth in this Agreement; and
WHEREAS, it is understood and acknowledged that none of the obligations and rights contained in this Agreement shall become effective until the closing of the IPO.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:
ARTICLE I
INTRODUCTORY MATTERS
The Parties further agree as follows:
Section 1.1    Defined Terms.
Definitions. For purposes of this Agreement:
“Affiliate” means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with, such Person, whether such relationship exists as of the date of this Agreement or arises at any time thereafter, including, without limitation, any general partner, managing member, officer, director or trustee of any Person or any venture capital fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person; provided that, for the purposes of this Agreement, in no event shall any investment fund, vehicle or any “portfolio company” (as such term is customarily understood among institutional private equity investors) of any of the foregoing be deemed, treated or considered to be an Affiliate of any Shareholder or the Company. The Company and the Subsidiaries will be deemed not to be Affiliates of any Shareholder and vice versa.
“Agreement” means this Registration Rights Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.
“Board” means the board of directors of the Company.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in any of the State of New York, the State of North Carolina or the State of Colorado are authorized or required by Law to be closed for business.
“Company” has the meaning set forth in the recitals.
“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.
“Damages” means any loss, damage, claim or liability (joint or several) to which a Party may become subject under the Securities Act, the Exchange Act, or other applicable Law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by such Party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
“Equity-linked Securities” means any securities or rights convertible into, or exercisable or exchangeable for Class A Shares.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Excluded Registration” means (a) a registration relating to the sale or grant of securities to employees of the Company or a Subsidiary thereof pursuant to a share option, stock option, share purchase, stock purchase, equity incentive or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Class A Shares being registered are Class A Shares issuable upon conversion of debt securities that are also being registered.
“Founding Shareholders” means Cambridge Quantum Holdings Limited and Honeywell International Inc.
“Fully Diluted Share Capital” means the total number of Company Shares then in issue (assuming full conversion, exercise and exchange of all Equity-linked Securities then outstanding).
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Holder” means any holder of Registrable Securities who held Class A Common Stock or Equity-Linked Securities prior to closing of the IPO or who holds Class A Common Stock or Equity-Linked Securities as a result of the transfer or assignment of such securities pursuant to Section 8.5 hereof from a Person that held such Class A Common Stock or Equity-Linked Securities prior to closing of the IPO.
“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.
“Major Shareholders” means Cambridge Quantum Holdings Limited, Colorado Holdco, Honeywell Holdings International Inc., Honeywell International Inc., JPMC Strategic Investments I Corporation, Mitsui & Co., Ltd., NVentures LLC, and Quanta Computer Inc.
“Person” means an individual, a partnership, an exempted limited partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.
“Registrable Securities” means (a) the Class A Shares held by the Holders as of the date of this agreement; (b) any Class A Shares, or any Class A Shares issued or issuable (directly or indirectly) upon conversion, exercise and/or exchange of any Equity-Linked Securities, acquired by a Holder after the date hereof; and (c) any Class A Shares issued as (or issuable upon the conversion, exercise or exchange of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of (including pursuant to any merger, consolidation, sale of assets, corporate conversion or other extraordinary transaction of the Company), the shares referenced in clauses (a) and (b) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 8.5, and excluding for purposes of Article VII any shares for which registration rights have terminated pursuant to Section 7.13 of this Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (ii) such securities shall have been distributed, sold or otherwise transferred pursuant to Rule 144 (or another applicable exemption under the Securities Act then in force) and shall no longer bear a legend restricting transfer under the Securities Act, and subsequent public distribution of them shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation as to volume, manner of sale or otherwise during a three-month period without registration and the Holder’s Registrable Securities in the aggregate represent less than five percent (5%) of the Fully-Diluted Share Capital at such time. For the avoidance of doubt, while shares of Class B common stock of the Company may constitute Registrable Securities, under no circumstances shall the Company be obligated to register shares of Class B common stock, and only shares of Class A Common Stock issuable upon redemption, exchange or conversion of common units of Quantinuum Holdings, LLC or class B common stock will be registered.
“Sanctioned Party” means any Person that is the target of Sanctions, including: (a) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (which as of the date of this Agreement comprise Cuba,

Iran, North Korea, Syria, the Crimea, and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine (“Restricted Countries”)); (b) 50% or more owned or controlled by the government of a Restricted Country; or (c) (i) designated on a sanctioned parties list administered by the United States, European Union, United Nations, United Kingdom, or other relevant Sanctions authority in a jurisdiction in which the Company is incorporated, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, Sectoral Sanctions Identification List, the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, and the United Kingdom’s Consolidated Sanctions List (collectively, “Designated Parties”); or (ii) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Persons described in the foregoing clauses (b) and (c), in each case only to the extent that dealings with such Person are prohibited pursuant to applicable Sanctions.
“Sanctions” means applicable laws and regulations pertaining to trade and economic sanctions administered by the United States, European Union, the United Nations, the United Kingdom, or any other relevant sanctions authority in a jurisdiction in which the Company is incorporated.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes, stamp duties or similar taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 7.6.
“Shelf Registration Statement” means, if the Company is then eligible, a registration statement on Form S-3 (or successor form or similar short-form registration statement) or Form S-1 for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any successor provision) under the Securities Act.
“Subsidiary” means, with respect to any Person, any corporation, company, limited liability company, partnership, exempted limited partnership, association or other business entity of which: (a) if a corporation or company, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, exempted limited partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, exempted limited partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, exempted limited partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, exempted limited partnership, association or other business entity; provided that, for the avoidance of doubt, (i) each of Quantinuum Holdings, LLC and its Subsidiaries shall be treated as a Subsidiary of the Company and (ii) the Company and its Subsidiaries shall not be deemed to be a Subsidiary of any Major Shareholder or Affiliate thereof.
Section 1.2    Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any constitutional document, agreement or contract are to that document, agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any law are to that law as amended from time to time and include all rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any share sub-division, share consolidation, stock dividend, split, combination, recapitalization of shares or other similar transaction occurring after the date of the Agreement.
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ARTICLE VII
REGISTRATION RIGHTS
7.    Registration Rights. The Company covenants and agrees as follows:
Section 7.1    Demand Registration.
(a)    Form S-1 Demand. At any time after the date that is ninety (90) days after the consummation of an IPO, subject to the terms and conditions of this Agreement and Section 4(h) of the underwriting agreement entered into by the Company in connection with the IPO, if the Company receives a request from any Founding Shareholder or Major Shareholder that the Company file a Form S-1 registration statement with respect to at least five percent (5%) of the Fully Diluted Share Capital (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million) (such requested Registration, a “Demand Registration”), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders of Registrable Securities other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement (a “Demand Registration Statement”) under the Securities Act covering the resale at any time or from time to time all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 7.1(e) and Section 7.3. The Company shall use its reasonable best efforts to cause any such Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC and to keep such Demand Registration Statement current and effective for a period necessary for the completion of the resale of the Registrable Securities registered thereon.
(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from any Founding Shareholder or Major Shareholder that the Company file a Form S-3 registration statement, which Initiating Holder may request to be in the form of a Shelf Registration Statement permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, with respect to at least five percent (5%) of the Fully Diluted Share Capital and having an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 7.1(c) and Section 7.3.

(c)    Shelf Take-Downs.
(1)    An offering of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may, subject to Section 7.1(e), be initiated by any Major Shareholder (the “Initiating Shelf Take-Down Holder”) at any time. If the Shelf Take-Down shall not be in the form of an underwritten offering (an “Underwritten Offering”), the Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with any such Shelf Take-Down initiated by the Initiating Shelf Take-Down Holder.
(2)    Subject to Section 7.1(e), if the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (such written request, a “Underwritten Shelf Take-Down Notice”), and then the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable.
(3)    An Initiating Shelf Take-Down Holder may only elect that a Shelf Take-Down shall be in the form of an Underwritten Offering up to three times in any twelve-month period; provided, however, that if the Company has deferred taking action pursuant to Section 7.1(e) in response to an Underwritten Shelf Take-Down Notice, the Initiating Shelf Take-Down Holder shall be entitled to withdraw such Underwritten Shelf Take-Down Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Shelf Take-Down Notice for purposes of this Section 7.1(c)(3).
(4)    Promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than two (2) Business Days thereafter), the Company shall promptly deliver a written notice (an “Underwritten Shelf Take-Down Company Notice”) of such Shelf Take-Down to all Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Shelf Take-Down all such Registrable Securities of such Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Shelf Take-Down, for inclusion therein within two (2) Business Days after the date that such Underwritten Shelf Take-Down Notice has been delivered.
(d)    Effective Registration. The Company shall be deemed to have effected a Demand Registration for purposes of Section 7.1 if the Demand Registration Statement becomes effective and remains effective for not less than one (1) year (not including any suspension periods pursuant to Section 7.1(e)) (or such shorter period as shall terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn), or if such registration statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected for purposes of Section 7.1 if (i) during the Demand Period such Registration or the successful completion of the relevant sale is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Initiating Holders. The Company shall use its reasonable best efforts to cause any Shelf Registration Statement filed pursuant to Section 7.1(b) to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC and to keep any such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable in connection with any Shelf Take-Down until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or otherwise cease to be Registrable Securities; (ii) the termination of this Agreement; and (iii) such shorter period as the Initiating Holders shall agree in writing.
(e)    Notwithstanding the foregoing obligations, if the Company furnishes to any Holders requesting a registration pursuant to this Section 7.1 a certificate signed by the chair of the Board stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its Shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a bona fide pending or contemplated significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) based on the reasonable advice of the Company’s outside counsel, require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than thirty (30) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other Shareholder during such thirty (30) day period other than an Excluded Registration.
(f)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 7.1(a), (i) within one hundred twenty (120) days after the effective date of any Demand Registration Statement; or (ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 7.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 7.1(b), if the Company has effected four (4) registrations pursuant to Section 7.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 7.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration and elect not to pay the registration expenses therefor pursuant to Section 7.8, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 7.1(f); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 7.1(e), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 7.1(f).
Section 7.2    Company Registration. At any time following 180 days after IPO, if the Company proposes to register (including, for this purpose, a registration effected by the Company for Shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly (but, and, in any event, no less than thirty (30) days before the effective date of the relevant Registration Statement) give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 7.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 7.6.
Section 7.3    Underwriting Requirements.
(a)    If, pursuant to Section 7.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an Underwritten Offering, they shall so advise the Company as a part of their request made pursuant to Section 7.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders with the majority of shares proposed to be sold in the Underwritten Offering with the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 7.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 7.3, if a lead underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the Underwritten Offering shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such Underwritten Offering shall not be reduced unless all other securities are first entirely excluded from the Underwritten Offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
(b)    In connection with any offering involving an Underwritten Offering pursuant to Section 7.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the Underwritten Offering as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole and reasonable discretion determine will not jeopardize the success of the Underwritten Offering by the Company. If the total number of securities, including Registrable Securities, requested by Holders to be included in such Underwritten Offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the Underwritten Offering, then the Company shall be required to include in the Underwritten Offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the Underwritten Offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such Underwritten Offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the Underwritten Offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the Underwritten Offering, and (ii) the number of Registrable Securities included in the Underwritten Offering be reduced below twenty percent (20%) of the total number of securities included in such offering. For purposes of the provision in this Section 7.3 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
(c)    For purposes of Section 7.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 7.3, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

Section 7.4    Obligations of the Company. Whenever required under this Article VII to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective under the Securities Act promptly after the filing thereof, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form; and to keep such registration statement current and effective for a period necessary for the completion of the resale of the Registrable Securities registered thereon;
(b)    permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Company to participate in the preparation of such registration statement and to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;
(c)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(d)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(e)    use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(f)    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering and take such other actions (including participating in road show presentations, one-on-one meetings and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers reasonably available for such purpose) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;
(g)    in connection with any Underwritten Offering, use its reasonable best efforts to obtain for delivery to the Holders and to the underwriters (i) opinion or opinions of counsel to the Company and (ii) comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters as the managing underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the participating Holders;
(h)    use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(i)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(j)    promptly make available for inspection by the selling Holders, any lead underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(k)    provide the Holders and their respective counsel a reasonable opportunity to review any registration statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the SEC and consider their comments in good faith;
(l)    promptly notify the Holders, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in a registration statement filed pursuant to this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of such registration statement or supplementing of such prospectus, and, as promptly as practicable, prepare and file with the appropriate authorities in the applicable jurisdictions, and furnish to the Holders a reasonable number of copies of, a supplement or amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement, each Holder agrees that it shall not enter into any transaction for the sale of any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company’s notice that the Company is preparing a supplement to or an amendment of such prospectus or registration statement and until the filing and effectiveness thereof;

(m)    use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any registration statement filed pursuant to this Agreement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment;
(n)    reasonably cooperate with the Holders and the managing underwriter, underwriters or agent, if any, to facilitate the removal or modification of any restrictive legends attached to any Registrable Securities registered hereunder;
(o)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(p)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Directors (and, if applicable, any Affiliates thereof) may implement a trading program under Rule 10b5-1 of the Exchange Act.
Section 7.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article VII with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
Section 7.6    Expenses of Registration. All Registration Expenses incurred in connection with any registered offering or any registrations, filings, or qualifications pursuant to Article VII (but excluding Selling Expenses) shall be borne by the Company. “Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including (a) all SEC, stock exchange, or FINRA registration or filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel); (b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (c) all printing, messenger and delivery expenses; (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees; (e) the reasonable fees and disbursements of counsel for the Company (not to exceed $200,000) and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance; (f) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any; (g) the reasonable fees and out-of-pocket expenses of not more than one law firm (“Selling Holder Counsel”) incurred by all the Holders of Registrable Securities in connection with the registration; (h) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders thereof); and (i) any other fees and disbursements customarily paid by the issuers of securities. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 7.1(a) or Section 7.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 7.1(a) or Section 7.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Article VII shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
Section 7.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article VII.
Section 7.8    Indemnification. If any Registrable Securities are included in a registration statement under this Article VII:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, shareholders and affiliates of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, on an after-tax basis against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, and each Person (if any), who controls the Company within the meaning of the Securities Act, on an after-tax basis against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 7.8(b) and Section 7.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder, or any taxes due as a result of such proceeds, so far as not included in Selling Expenses).
(c)    Promptly after receipt by an indemnified party under this Section 7.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.8.
(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 7.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 7.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 7.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 7.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 7.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder or any taxes due as a result of such proceeds, so far as not included in Selling Expenses).
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 7.8 shall survive the completion of any offering of Registrable Securities in a registration under this Article VII, and otherwise shall survive the termination of this Agreement.
Section 7.9    Reports under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements);
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form); and
(d)    coordinate with its legal counsel in respect of the rendering by such counsel of any legal opinion which may be required in connection with a sale under SEC Rule 144 and otherwise reasonably cooperate to facilitate such sale.
Section 7.10    Limitations on Subsequent Registration Rights.
(a)    From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder or prospective holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; or (iii) otherwise provide any such holder or prospective holder of securities of the Company with rights which conflict with or impair the registration rights granted to the Holders hereunder.
(b)    In the event the Company engages in a merger, consolidation or similar transaction in which the Company Shares are converted into or exchanged for securities of another issuer, the Company will ensure that the registration rights provided under this Agreement continue to be provided to the Holders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, is bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed by the Holders then holding a majority of the Registrable Securities.

Section 7.11    Market Stand-off Agreement.
(a)    Each Holder hereby agrees that it will not, in the case of the IPO, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Class A Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 7.11 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement; the transfer of any shares to any direct or indirect subsidiary of the Holder; the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all Shareholders individually owning more than one percent (1%) of the Company’s Fully Diluted Share Capital. The underwriters in connection with such registration are intended third party beneficiaries of this Section 7.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 7.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.
(a)    In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares of each Holder (and transferees and assignees thereof) until the end of such restricted period.
(b)    Unless and only to the extent otherwise superseded by an underwriting agreement entered into in connection with the IPO, the obligations of the Holders under this Section 7.11 shall survive the termination of this Agreement or any provision(s) of this Agreement.

Section 7.12    Legend. The Holders consent to the Company giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Article VII.
Section 7.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 7.1 or Section 7.2 shall terminate upon the earliest to occur of:
(a)    such time after consummation of the IPO when such Holder no longer holds any Registrable Securities; and
(b)    the fifth (5th) anniversary of the IPO.
The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 7.1 or Section 7.2 shall be suspended during any time as such Holder is a Sanctioned Party.
Section 7.14    Third-Party Beneficiaries. Holders of Registrable Securities who are not Parties shall be third-party beneficiaries of this Agreement and shall be entitled to enforce this Agreement as if each such Holder of Registrable Securities were a Party.
Section 7.15    Lock-up Agreements. With respect to any individual Holder, the provisions of this Agreement shall be subject to any lock-up agreement executed with the underwriters in connection with the IPO.
ARTICLE IX
GENERAL PROVISIONS
8.    Miscellaneous.
Section 8.1    Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.
Section 8.2    Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any other Party subject to this Agreement at such address, or at such address or to the attention of such other Person as the recipient Party has specified by prior written notice to the sending Party. Any

Party may change such Party’s address for receipt of notice by providing prior written notice of the change to the sending Party as provided herein.
The Company’s address is:
Quantinuum Inc.
303 S Technology Court
Broomfield, Colorado 80021
Attn: Dr. Rajeeb Hazra, Chief Executive Officer, and Nitesh Sharan, Chief Financial Officer
Email:
with a copy to (which copy alone shall not constitute notice):
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: Ryan Maierson, Cathy Birkeland and Max Schleusener
Phone: (713) 546-5400
Email:
Cambridge Quantum Holdings Limited’s address is:
Cambridge Quantum Holdings Limited
2nd Floor Partnership House, Carlisle Place,
London, England, SW1P 1BX
Attn: Ilyas Khan; Waseem Shiraz
Email:
with a copy to (which copy alone shall not constitute notice):
Morrison & Foerster LLP
The Scalpel
52 Lime Street
London, United Kingdom EC3M 7AF
Attn: Gary Brown; H. Thomas Felix
Email:

Colorado Holdco’s address is:
Colorado Holdco
855 S. Mint Street
Charlotte, North Carolina 28202
Attention: Su Ping Lu, Senior Vice President, General Counsel and Corporate Secretary; Jake Wasserman, Vice President & General Counsel, Corporate Transactions;
Jasmine Johnson, General Counsel, Corporate Governance & Securities
Email:
Honeywell International Inc.’s address is:
Honeywell International Inc.
855 S. Mint Street
Charlotte, North Carolina 28202
Attention: Su Ping Lu, Senior Vice President, General Counsel and Corporate Secretary; Jake Wasserman, Vice President & General Counsel, Corporate Transactions;
Jasmine Johnson, General Counsel, Corporate Governance & Securities
Email:
JPMC Strategic Investments I Corporation’s address is:
JPMC Strategic Investments I Corporation
277 Park Ave, Floor 12
New York, NY, 10172-0003, United States
Email:
with a copy to (which copy alone shall not constitute notice):
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Lee Hochbaum
Email:
Mitsui & Co., Ltd.’s address is:
MITSUI & CO., LTD.
2-1, Otemachi 1-chome
Chiyoda-ku, Tokyo 100-8631, Japan
Email:

NVentures LLC’s address is:
c/o NVIDIA Corporation
2788 San Tomas Expressway
Santa Clara, California 95051
Email:
with a copy to (which copy alone shall not constitute notice):
Email:
Quanta Computer Inc.’s address is:
Quanta Computer Inc.
No.211 Wen Hwa 2nd.,
Kueishan, Taoyuan 33377, Taiwan (R.O.C.)
Email:
with a copy to (which copy alone shall not constitute notice):
Email:
or to such other address or to the attention of such other Person as the recipient Party has specified by prior written notice to the sending Party.
Section 8.3    Amendments and Waivers This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Parties; provided that, subject to the certificate of incorporation and bylaws of the Company, this Agreement may not be amended, supplemented or otherwise modified in a manner that (i) directly adversely affects the Holders without the written consent of the holders of a majority of the Registrable Securities then outstanding. Neither the failure nor delay on the part of any Party or any Holder that is a third-party beneficiary of this Agreement pursuant to Section 7.14 to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.
Section 8.4    Further Assurances. The Parties will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Holder being deprived of the rights contemplated by this

Agreement. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.
Section 8.5    Successors and Assigns. This Agreement will inure to the benefit of and be binding on the Parties and the Holders that are third-party beneficiaries of this Agreement pursuant to Section 7.14 and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other Parties, and any attempted assignment, without such consents, will be null and void; provided, however, that, without the prior written consent of the Company, a Holder that is a Party may assign its rights under this Agreement to a Permitted Transferee (within the meaning of the Prior Agreement) that becomes a party hereto pursuant to the execution of a joinder to this Agreement. Notwithstanding the foregoing, any Holder may assign its rights under Article VII of this Agreement to (i) any of its Controlled Affiliates or the direct or indirect shareholders of such Holder who hold all or a portion of such Holder’s Registrable Securities or (ii) any non-Affiliate transferee of such Holder’s Registrable Securities; provided, that, in the case of a non-Affiliate transferee, after giving effect to such transfer, such non-Affiliate transferee beneficially owns (within the meaning of meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act) Registrable Securities that represent not less than 2.0% of the Company Shares as of the date of such transfer; and provided, further, that in each case, where the transferor is a Party, such transferee agrees in writing in form and substance reasonably acceptable to the Company to be bound by the terms of Article VII of this Agreement.
Section 8.6     Choice of Law and Venue; Waiver of Right to Jury Trial.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.
(b)    IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL

CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 8.7    Remedies. The Parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any Party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
Section 8.8    Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties hereto, written or oral, which may have related to the subject matter hereof in any way, including the provisions of Article VII of the Prior Agreement.

Section 8.9    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.
Section 8.10    Titles and Subtitles. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
Section 8.11    Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the day and year first above written.

QUANTINUUM INC.

By:
Name:
Title:

CAMBRIDGE QUANTUM HOLDINGS LIMITED

By:
Name:
Title:

COLORADO HOLDCO

By:
Name:
Title:

HONEYWELL HOLDINGS INTERNATIONAL INC.

By:
Name:
Title:

HONEYWELL INTERNATIONAL INC

By:
Name:
Title:

JPMC STRATEGIC INVESTMENTS I CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement of Quantinuum Inc.]

MITSUI & CO., LTD.

By:
Name:
Title:

NVENTURES LLC

By:
Name:
Title:

QUANTA COMPUTER INC.

By:
Name:
Title:
Exhibit A-2